             [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]

                                                                    EXHIBIT 10.2



                               September 27, 1996



Van Kampen American Capital
  Global Government Securities Fund
One Parkview Plaza
Oakbrook Terrace, IL  60181

                 Re:      Van Kampen American Capital
                          World Portfolio Series Trust --
                          Registration Statement on Form N-1A
                          (File Nos. 33-37879 and 811-6220)
                          ----------------------------------------------

Ladies and Gentlemen:

                 We have acted as counsel to Van Kampen American Capital Global Government Securities Fund (the "Fund"), a series of Van Kampen American World Portfolio Series Trust (the "Trust"), a Delaware business trust, in connection with the preparation of Post-Effective Amendment No. 12 to the Trust's Registration Statement on Form N-1A (as amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "Commission") on September 27, 1996. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, par value $.01 per share, Class B Shares of beneficial interest, par value $.01 per share, and Class C Shares of beneficial interest, par value $.01 per share, of the Fund (collectively, the "Shares").

                 This opinion is delivered in accordance with the requirements of Item 24(b)(10) of Form N-1A under the 1933 Act and the 1940 Act.

Van Kampen American Capital
  Global Government Securities Fund
September 27, 1996
Page 2



                 In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Certificate of Trust filed with the Secretary of State of Delaware,
(ii) the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the Certificate of Designation establishing the Fund as a series of the Trust,
(iv) the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Trust or others.

                 Members of this firm are admitted to the practice of law in the State of Delaware and we express no opinion as to the law of any other jurisdiction.

                 Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust have been validly authorized and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.

Van Kampen American Capital
  Global Government Securities Fund
September 27, 1996
Page 3




                 We hereby consent to the filing of this opinion with the Commission as Exhibit 10 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                               Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom